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                                  CINERGY CORP.
                   1996 LONG-TERM INCENTIVE COMPENSATION PLAN
           (AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 25, 2002)

                                  INTRODUCTION

       On January 25, 1996, Cinergy Corp. adopted, subject to shareholder approval, a long-term incentive compensation plan known as the "Cinergy Corp. 1996 Long-Term Incentive Compensation Plan" (the "Plan") for the exclusive benefit of eligible employees of Cinergy Corp. and its subsidiaries. The plan is a stock and cash-based plan under which certain eligible employees of Cinergy Corp. and its subsidiaries may be granted awards payable in either common stock of Cinergy Corp. or cash. Awards may consist of grants of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, stock options that do not constitute incentive stock options, cash amounts in connection with certain options that do not constitute incentive stock options, stock appreciation rights, restricted stock, performance awards payable in cash or shares of common stock, dividend equivalents, or other stock-based awards. The Plan, originally effective as of June 1, 1996, is hereby amended and restated in its entirety effective as of January 25, 2002 as set forth herein, subject to shareholder approval within 12 months after such date.

                                    ARTICLE 1
                                   DEFINITIONS

       Whenever used in this document, the following terms shall have the respective meanings set forth below, unless a different meaning is plainly required by the context:

       1.1 "Award" means an Option (which may be designated as an ISO or an NSO), a Stock Appreciation Right (which may be designated as a Freestanding SAR or a Tandem SAR),

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Restricted Stock, Performance Shares, Performance Awards, Dividend Equivalents,
Other Stock-Based Awards, or any other right or interest relating to Common Stock or cash, granted to a Participant under the Plan. Each Award shall be evidenced by an Award Agreement.

       1.2 "Award Agreement" means a written or electronic agreement, in a form approved by the Committee, which sets forth the terms and conditions of an Award. An Award Agreement shall be subject to the express terms and conditions set forth in the Plan, and to other terms and conditions not inconsistent with the Plan as the Committee shall deem appropriate.

       1.3 "Chief Executive Officer" means the Employee elected by Cinergy's Board of Directors to serve as the chief executive officer of Cinergy.

       1.4 "Cinergy" means Cinergy Corp., a Delaware corporation, and any corporation which shall succeed to its business as described in Article 22 (Continuance by a Successor).

       1.5 "Cinergy's Board of Directors" means the duly constituted board of directors of Cinergy on the applicable date.

       1.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and interpretive rulings and regulations.

       1.7 "Committee" means the duly designated Compensation Committee of Cinergy's Board of Directors.

       1.8 "Common Stock" means any authorized share of ownership of Cinergy represented by a common stock certificate, with par value of $.01 per share, or any other appropriate instrument evidencing the same.

       1.9 "Covered Employee" shall have the meaning set forth in Code Paragraph 162(m)(3).

       1.10 "Date of Grant" means the date specified by the Committee pursuant to Section 4.1 (Committee as Administrator) on which a grant of an Award shall become effective,

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which shall not be earlier than the date on which the Committee takes action with respect to that grant.

       1.11 "Dividend Equivalent" means an Award that confers upon the Participant a right to receive cash, Common Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock.

       1.12 "Employee" means any person in the employ of an Employer.

       1.13 "Employer" means Cinergy and all of its directly or indirectly held majority or greater owned subsidiaries, except that for purposes of determining whether any person may be a Participant for purposes of any grant of ISOs, "subsidiary" means any corporation in which at the time Cinergy owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

       1.14 "Fair Market Value" means, as of any particular date with respect to a share of Common Stock, the average of the high and low sales prices of a share of Common Stock on such date, or on the preceding trading day if that date was not a trading date, as reported by the "NYSE-Composite Transactions" published in THE WALL STREET JOURNAL.

       1.15 "Freestanding SAR" means a right, granted pursuant to this Plan without reference or relationship to any Option, of a Participant to receive cash, shares of Common Stock, or a combination thereof, as the case may be, having an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise of the SAR over the Fair Market Value of one share of Common Stock on the Date of Grant of the SAR.

       1.16 "ISO" means an incentive stock option within the meaning of Code
Section 422.

       1.17 "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time, and interpretive rulings and regulations.

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       1.18 "Non-Employee Director" means a member of Cinergy's Board of
Directors who is not an Employee. Notwithstanding the fact that a Non-Employee Director is not an Employee, his or her service as a member of Cinergy's Board of Directors shall be considered for purposes of this Plan as service for an Employer.

       1.19 "NSO" means a stock option that does not constitute an incentive stock option within the meaning of Code Section 422.

       1.20 "Option" means an ISO and/or an NSO as the context requires.

       1.21 "Optionee" means any Participant who has been granted an Option or Stock Appreciation Right by the Committee pursuant to the Plan.

       1.22 "Option Price" means, with respect to each share of Common Stock subject to an Option, the price fixed by the Committee at which the share may be purchased pursuant to the exercise of the Option.

       1.23 "Other Stock-Based Award" means an Award other than an Option, Performance Share, Performance Award, Dividend Equivalent, Restricted Stock or SAR that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock.

       1.24 "Participant" means a person who is selected by the Committee to receive benefits under this Plan in accordance with Section 5.1 (Group of Eligible Participants).

       1.25 "Performance Awards" means an Award conferring the right, contingent upon attainment of Performance Measures within a Performance Period, to receive (a) a specified dollar amount or, in lieu of all or any portion of such amount, (b) shares of Common Stock having the same Fair Market Value or (c) a specified number of shares of Restricted Stock.

       1.26 "Performance Measures" means (1) in the case of Dividend Equivalents, Performance Shares or Performance Awards, those criteria and objectives determined by the

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Committee the attainment of which during the applicable Performance Period would be a pre-condition to settlement of the Award, and (2) in the case of Restricted Stock, those Committee-determined criteria and objectives (if any) which, if not met during the applicable Restriction Period, would cause a forfeiture of the Award and/or which, if met during the otherwise applicable Restriction Period, would cause an early termination of the Restriction Period. The Performance Measures applicable to any Award to a Participant who is, or is determined by the Committee to be likely to become, a Covered Employee shall be established in writing not later than 90 days after the commencement of the Performance Period, or such other time as may be prescribed by Code Subsection 162(m), and shall be limited to criteria and objectives related to (1) an Employer's performance, efficiency, or profitability measured by specified levels or of growth in one or more of the following business criteria as the Committee may determine: stock price, total shareholder return, market share, sales, earnings per share, costs, operating income, net income, cash flow, fuel cost per million BTU, costs per kilowatt hour, retained earnings, return on equity, return on assets, return on capital employed, return on invested capital, return on sales, and completion of acquisitions; provided, that all such criteria and objectives shall satisfy the requirements for "performance-based compensation" within the meaning of Paragraph 162(m)(4) of the Code; and/or (2) individual goals which are based on the objective business criteria underlying the goals listed in (1) above and pertain to a Covered Employee's individual effort as to achievement or attainment of the business criteria listed in (1) above or one or more of the following business criteria: litigation, human resources, information services, production, inventory, support services, site development, plant development, building development, facility development, government relations, product market share, or management (or, with respect to separate awards under the Plan not intended to satisfy the requirements for "performance-based compensation" within the meaning of Paragraph 162(m)(4) of the Code, subjective performance

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criteria pertaining to a Covered Employee's individual effort as to enhancement of either individual performance or achievement or attainment of an Employer's performance, efficiency or profitability). Except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the Award under Code Subsection 162(m), when establishing Performance Measures, the Committee may include or exclude the impact of specified objective events, including, but without limitation, weather conditions; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., the effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; acquisition expenses; effects of divestitures; and any other items of gain, loss or expense that are determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with generally accepted accounting principles. The Committee may impose any other subjective or objective criteria it may approve from time to time for the purpose of reducing the amount otherwise payable upon settlement of Dividend Equivalents, Performance Shares or Performance Awards or for the purpose of increasing the number of shares of Restricted Stock that would otherwise be forfeited during the applicable Restriction Period. Except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the Award under Code Subsection 162(m), if the Committee determines that a change in the business, operation, corporate structure or capital structure of Cinergy, or the manner in which it conducts its business, or other events or circumstances render the Performance Measures to be unsuitable, the Committee may modify the Performance Measures, in whole or in part, as the Committee deems appropriate and equitable.

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       1.27 "Performance Period" means the period designated by the Committee during which the Performance Measures applicable to Performance Shares or Performance Awards shall be measured. The Performance Period shall be established on the Date of Grant of the Performance Shares or Performance Awards. The duration of Performance Periods may vary, but shall not be less than one year in duration.

       1.28 "Performance Shares" means the right, contingent upon attainment of Performance Measures within a Performance Period, to receive a specified number of shares of Common Stock, which may be in the form of Restricted Stock, or, in lieu of all or any portion of those shares, their Fair Market Value in cash.

       1.29 "Plan" means the long-term incentive compensation plan known as the "Cinergy Corp. 1996 Long-Term Incentive Compensation Plan", as amended from time to time. Effective as of January 25, 2002, and subject to shareholder approval within 12 months after such date, this document sets forth the Plan.

       1.30 "Restriction Period" means the period designated by the Committee during which Restricted Stock shall be subject to a substantial risk of forfeiture and may not be sold, exchanged, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, except as otherwise provided in the Plan.

       1.31 "Restricted Stock" means any shares of Common Stock issued pursuant to the Plan subject to a substantial risk of forfeiture pursuant to Code Section 83 and to the restriction that they may not be sold, exchanged, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, except as otherwise provided in the Plan, prior to termination of a Restriction Period. The restrictions may or may not be performance-based as deemed appropriate by the Committee. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes.

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       1.32 "Stock Appreciation Right" or "SAR" means any Freestanding SAR or
Tandem SAR as the context requires.

       1.33 "Tandem SAR" means a right, granted under this Plan, pursuant to which a holder may elect to surrender an Option, or any portion thereof, that is then exercisable, and receive in exchange therefor shares of Common Stock, cash, or a combination thereof, as the case may be, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock at the time of exercise over the per share Exercise Price specified in the Option, multiplied by the number of shares of Common Stock covered by the Option, or portion thereof, that is so surrendered.

       The use of singular words is for practical purposes only and shall be deemed to include the plural unless the context plainly indicates a distinction. Certain other definitions, as required, appear in the following Articles of the Plan.

                                    ARTICLE 2
                             EFFECTIVE DATE OF PLAN

       The Plan's provisions, as set forth in this document, are effective as of January 25, 2002 subject to shareholder approval within 12 months after such date. Awards granted on or after January 25, 2002 are subject to the terms of the Plan as amended and restated herein and Awards granted prior to that date are subject to the terms of the Plan effective immediately prior to January 25, 2002.

       With respect to Performance Awards and Performance Shares granted on or after January 25, 2002 to Covered Employees, no payment in connection with such award shall be made prior to the approval of the shareholders of at least a majority of the votes cast (including abstentions to the extent abstentions are counted as voting under applicable state law) at the annual meeting of shareholders held in 2002.

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                                    ARTICLE 3
                                 PURPOSE OF PLAN

       The Plan's purposes are to benefit shareholders of Cinergy by encouraging and enabling the acquisition of a proprietary interest, or to increase the proprietary interest, in Cinergy by officers and other Participants, and to aid in attracting and retaining qualified employees and directors, to provide long-term incentives for sustained high levels of performance by those persons, and to strengthen their desire to remain in the employ or service of their Employer.

                                    ARTICLE 4
                                 ADMINISTRATION

      4.1  COMMITTEE AS ADMINISTRATOR.

           The Plan shall be administered by the Committee which shall be comprised of not fewer than two members of Cinergy's Board of Directors. Members of the Committee shall be members of Cinergy's Board of Directors who are non-employee directors under Rule 16b-3 promulgated under the 1934 Act and successor rules ("Rule 16b-3") and, with respect to Covered Employees, outside directors under Code Subsection 162(m). Subject to the Plan's terms, the Committee shall have the exclusive authority to grant Awards to Participants under the Plan, to select the Participants to receive Awards, to determine the type, size and terms of the Awards to be made to each Participant selected, to determine the time when Awards to Participants will be granted, and to prescribe the form of the Award Agreements embodying Awards made under the Plan. The provisions and conditions of the grants of Awards, which shall be set forth in Award Agreements, need not be the same with respect to each Participant selected or with respect to each Award. Notwithstanding the foregoing, the Plan shall be administered by Cinergy's Board of Directors with respect to any Award granted to a Non-Employee Director.

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      4.2  COMMITTEE AUTHORITY.

           Unless otherwise determined by Cinergy's Board of Directors, the Committee is authorized to establish any rules and regulations and appoint any agent as it deems appropriate for the Plan's proper administration and to make any determinations under and to take any steps in connection with the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific conditions and provisions of the Awards granted under the Plan by the Committee shall be final and conclusive for all purposes and upon all persons including, without limitation, each Employer and each Employer's board of directors, and the affected Participant, beneficiary, legal representative, and any other interested parties.

                                   ARTICLE 5
                                  ELIGIBILITY

      5.1  GROUP OF ELIGIBLE PARTICIPANTS.

           The group of Participants eligible to receive Awards shall consist of all Employees who are officers of an Employer, Employees who are employed in a significant executive, supervisory, administrative, operational, or professional capacity by an Employer, Employees who have the potential to contribute to the future success of an Employer, including, without limitation, Employees designated by Cinergy or an Employer as participants in an Employer's short-term incentive compensation plan and Non-Employee Directors. Notwithstanding the foregoing, no Employee owning (after application of the ownership rules in Code Subsection 424(d)) shares of stock possessing more than ten percent of the total combined voting power of all classes of stock of an Employer or of its parent or subsidiary may be granted an ISO under the Plan unless at the time the ISO is granted the Option Price is at least 110 percent of the Fair Market Value of the stock subject to the ISO and the ISO by its terms is not exercisable after the expiration of five years from the date the ISO is granted.

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      5.2  DESIGNATION BY COMMITTEE OR BOARD.

           From time to time, Cinergy's Chief Executive Officer may recommend to the Committee the granting of Awards to any eligible Participant. After reviewing the recommendations, and after considering the duties of each recommended Participant, his or her present and potential contribution to the success of his or her Employer, his or her other compensation provided by his or her Employer and any other factors as it deems relevant, the Committee or Cinergy's Board of Directors shall determine whether to grant Awards to the recommended Participant.

                                   ARTICLE 6
                                     STOCK

      6.1  STOCK SUBJECT TO THE PLAN.

           The stock to be issued, transferred and/or sold under the Plan shall be shares of Common Stock. Cinergy may use either authorized and unissued shares of Common Stock or treasury shares of Common Stock acquired on the open market, in private transactions or otherwise, or issued and outstanding shares acquired by or on behalf of Cinergy in the name of an Award recipient (or permissible successor thereof) for purposes of granting or settling an Award, or a combination of the foregoing. Subject to adjustment as provided in Article 7 (Adjustment in the Number of Shares and in Option Price), the aggregate maximum number of shares that may be (i) issued or transferred upon the exercise of Options or SARs, (ii) awarded as Restricted Stock and released from substantial risk of forfeiture thereof, (iii) issued or transferred as Dividend Equivalents, and (iv) issued or transferred in payment of Performance Shares, Performance Awards or Other Stock-Based Awards that have been earned is _________; provided, however, that with respect to ISOs, any adjustment shall be made in accordance with Code Section 424.

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      6.2  LIMITATION ON GRANTS.

           (a) Upon the full or partial payment of any Option Price by the transfer to Cinergy of Common Stock or upon satisfaction of tax withholding obligations in connection with any Option exercise or any other payment made or benefit realized under the Plan by the transfer or relinquishment of Common Stock, there shall be deemed to have been issued or transferred under the Plan only the net number of shares of Common Stock actually issued or transferred by Cinergy. However, the number of shares of Common Stock actually issued or transferred by Cinergy upon the exercise of ISOs shall not exceed the number of shares of Common Stock first specified above in Section 6.1 (Stock Subject to Plan), subject to adjustment as provided in that Section and Article 7 (Adjustment in the Number of Shares and in Option Price).

           (b) Upon payment in cash of the benefit provided by any Award granted under the Plan, any shares of Common Stock that were covered by that Award shall again be available for issuance or transfer under the Plan.

           (c) Notwithstanding any other provision of the Plan to the contrary, no Participant shall be granted Options or Stock Appreciation Rights for or relating to more than 500,000 shares of Common Stock during any calendar year, subject to adjustment as provided in Article 7 (Adjustment in the Number of Shares and in Option Price).

           (d) Notwithstanding any other provision of the Plan to the contrary, in no event shall any Participant receive awards of Restricted Stock, Dividend Equivalents, Performance Shares and Performance Awards, and Other Stock-Based Awards having an aggregate value as of their respective Dates of Grant in excess of $3,000,000 in any calendar year.

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                                    ARTICLE 7
                           ADJUSTMENT IN THE NUMBER OF
                           SHARES AND IN OPTION PRICE

           If there is any change in the shares of Common Stock through the declaration of stock dividends, stock splits, through recapitalization, merger, consolidation, combination of shares, spin-off, other significant distribution of assets, or otherwise, the Committee or Cinergy's Board of Directors shall make an adjustment, if any, as it may deem appropriate in the number of shares of Common Stock available for Awards or the number of shares of Common Stock subject to any outstanding Award and the Option Price thereof, and the maximum number of shares of Common Stock subject to Option or Stock Appreciation Rights granted to any Participant during any calendar year. Any adjustment may provide for the elimination of any fractional shares that might otherwise become subject to any Award without payment therefor. Moreover, in the event of any such transaction or event, the Committee or Cinergy's Board of Directors, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced.

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                                    ARTICLE 8
                                     OPTIONS

      8.1  TYPES OF OPTION.

           The Committee may make awards of ISOs to Employees and awards of NSOs to either Employees or Non-Employee Directors. The Committee, with respect to each grant of an Option to an Optionee, shall determine whether the Option shall be an ISO, and, upon determining that an Option shall be an ISO, shall designate it as an ISO in the Award Agreement evidencing the Option. If the Award Agreement evidencing an Option does not contain a designation that it is an ISO, it shall not be an ISO, but instead it shall be an NSO. In no event will the exercise of an ISO affect the right to exercise an NSO, nor shall the exercise of any NSO affect the right to exercise any ISO. No ISOs shall be granted under the Plan after ten years from the effective date of the Plan.

           The aggregate fair market value (determined in each instance on the Date of Grant of an ISO) of the Common Stock with respect to which ISOs are first exercisable by any Optionee in any calendar year shall not exceed $100,000 or any other limit prescribed in the Code for the Optionee. If any Employer shall adopt a stock option plan under which Options constituting incentive stock options as defined in Code Subsection 422(b) may be granted, the fair market value of the stock on which any incentive stock options were granted and the times at which the incentive stock options shall first become exercisable shall be taken into account in determining the maximum amount of ISOs that may be granted to the Optionee in any calendar year.

      8.2  NUMBER OF SHARES COVERED.

           Each Award Agreement shall specify the number of shares of Common Stock subject to the pertinent Option.

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      8.3  DURATION OF OPTIONS.

           The duration of Options shall be determined by the Committee. Each Award Agreement shall specify the period not in excess of ten years during which the pertinent Option may be exercised, and the Award Agreement shall provide that the Option shall expire at the end of that period, and may be subject to earlier termination in the event of a Change in Control of Cinergy as set forth in Section 21.11 (Change in Control).

      8.4  OPTION PRICE.

           The Option Price shall be determined by the Committee at the time any Option is granted, and shall be set forth in the Award Agreement. The Option Price for NSOs and ISOs shall be no less than 100 percent of the Fair Market Value of the Common Stock on the Date of Grant.

      8.5  MANNER OF EXERCISE.

           The specified number of shares with respect to which an Option is exercised shall, subject to applicable tax withholding, be issued following receipt by Cinergy of (i) notice of the exercise from the Optionee (in accordance with procedures that the Committee shall have specified in the Award Agreement or otherwise) of an Option delivered to Cinergy's Secretary or his or her designee, and (ii) payment, as provided in this document, of the Option Price.

      8.6  PAYMENT.

           (a) The Option Price shall be paid in full at the time of exercise. No share shall be issued or transferred until full payment has been received therefor. Payment may be (i) in cash, (ii) in nonforfeitable, unrestricted shares of Common Stock that have already been owned by the Optionee or jointly owned by the Optionee and the Optionee's spouse (provided that the spouse's written consent is first obtained) for at least 6 months and have a value at the time of exercise that is equal to the Option Price, (iii) by delivering a properly executed exercise

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notice together with irrevocable instructions to a broker to promptly deliver to
Cinergy the total Option Price in cash and, if desired, the amount of any taxes required to be withheld from the Optionee's compensation as a result of the Employer's withholding tax obligation, as specified in the notice, (iv) in any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Subsection 8.6
(b), on such basis as the Committee may determine in accordance with the Plan, or (v) in any combination of the foregoing. Cash payment for the shares purchased under an NSO may be offset by the amount of any Cash Award, as provided in Article 12 (Cash Awards), approved by the Committee. If payment is made by the delivery of shares of Common Stock, the value of the shares delivered shall be computed upon the basis of the average of the high and low sales prices at which shares of Common Stock shall have been sold on the date the Optionee exercises an Option, or on the preceding trading day if that date was not a trading day as reported on the "NYSE - Composite Transactions" as reported in THE WALL STREET JOURNAL.

           (b) Any grant of an NSO shall provide that payment of the Option Price may also be made in whole or in part in the form of shares of Restricted Stock or other Common Stock that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee on or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this subsection, the Common Stock received by the Optionee upon the exercise of the NSO shall be subject to the same risk of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee. However, the risks of forfeiture and restrictions on transfer shall apply only to the same number of shares of Common Stock received by the Optionee as applied to the forfeitable or restricted Common Stock surrendered by the Optionee.

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      8.7  OTHER TERMS AND CONDITIONS.

           Subject to the Plan's other provisions, an Option may be exercised at any time or from time to time during the term of the Option as to any and all whole shares that have become subject to purchase pursuant to the terms of the Option or the Plan, but not at any time as to fewer than 100 shares unless the remaining shares that have become subject to purchase are fewer than 100 shares. Options may contain any other provisions, not inconsistent with the Plan's provisions, as the Committee shall determine appropriate from time to time. The Committee shall have the authority to grant Options exercisable in full at any time during their term, or exercisable in installments at any time during their term as the Committee shall determine. Installments not purchased in earlier periods shall be cumulated and be available for purchase in later periods.

      8.8  EFFECT OF EXERCISE OF OPTION ON TANDEM SAR.

           Upon the exercise of an Option with respect to which a Tandem SAR has been granted, the number of shares of Common Stock with respect to which the SAR shall be exercisable shall be reduced by the number of shares with respect to which the Option has been exercised.

                                    ARTICLE 9
                           STOCK APPRECIATION RIGHTS

      9.1  TYPE OF SAR.

           Each SAR Award shall specify whether it relates to a Tandem SAR or to Freestanding SARs.

      9.2  NUMBER OF OPTIONED SHARES OR FREESTANDING SARS.

           In the case of any Tandem SAR, the SAR Award shall specify the Option and the number of shares of Common Stock subject to the Option to which the SAR relates. Any SAR Award relating to Freestanding SARs shall specify the number of such SARs to which it relates.

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      9.3  EXERCISE PERIOD.

           Each SAR Award shall specify the period during which the pertinent SAR(s) may be exercised and the Award Agreement shall provide that the SAR(s) shall expire at the end of each period (or periods) and may be subject to earlier termination in the event of a Change in Control of Cinergy, as described in Section 21.11 (Change in Control) or other similar transaction or event, as provided in the Award Agreement. For a Freestanding SAR, the expiration date shall be no later than ten years from the Date of Grant. For Tandem SARs, the expiration date(s) shall be no later than the date(s) of expiration of the related Option, and a Tandem SAR shall be exercisable during its term only when and to the extent the related Option is exercisable. A Freestanding SAR shall be exercisable only during the period of the grantee's employment or service with Cinergy or another Employer and for any post-termination exercise period as would apply under the Award Agreement for the Option had the Freestanding SAR Award to the grantee instead been an Award of NSOs.

      9.4  MANNER OF EXERCISE.

           A SAR granted under the Plan shall be exercised by the holder by delivery to Cinergy's Secretary or his or her designee of notice of exercise in accordance with procedures that shall have been specified by the Committee in the Award Agreement or otherwise.

      9.5  PAYMENT TO HOLDER.

           If the form of consideration to be received upon exercise of the Award is not specified in the Award Agreement, upon the exercise thereof, the holder may request the form of consideration he or she wishes to receive in satisfaction of the SAR, which may be in shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR), or in cash, or partly in cash and partly in shares of Common Stock, as the holder shall request. However, the Committee, in its sole discretion, may consent to or disapprove any request of the Participant to receive cash in full or partial settlement of any SAR. Payment shall be subject to applicable tax withholding.

      9.6  EFFECT OF EXERCISE OF TANDEM SAR ON RELATED OPTION.

           Upon the exercise of a Tandem SAR, the number of shares covered by the related Option shall be reduced by the number of shares of Common Stock with respect to which the SAR is exercised.

                                   ARTICLE 10
                                RESTRICTED STOCK

      10.1 TERMS AND CONDITIONS.

           The Committee may make Awards of Restricted Stock to Participants without additional consideration or may offer to sell Restricted Stock to Participants at a price that is equal to or less than its Fair Market Value. The terms and conditions of any Restricted Stock Award shall be as determined by the Committee and shall be set forth in the Award Agreement. The Award Agreement shall specify the number of shares of Common Stock subject to the Award and the applicable Restriction Period or Periods. Any Award Agreement may provide for forfeiture of shares covered thereby if specified Performance Measures are not attained during a Restriction Period and/or for termination of any Restriction Period upon attainment of Performance Measures, but in no event may any Award Agreement permit termination of any Restriction Period earlier than three years after the Date of Grant of the pertinent Award except in the case of Awards that are subject to Performance Measures (in which case the Restriction Period shall be at least one year) or in the case of death, disability, retirement or in the event of a Change in Control of Cinergy as described in Subsection 21.11 (Change in Control).

      10.2 CERTIFICATES EVIDENCING OWNERSHIP OF RESTRICTED STOCK.

           During the Restriction Period, a certificate representing the Restricted Stock shall be registered in the recipient's name and bear a restrictive legend to the effect that ownership of the Restricted Stock, and the enjoyment of all rights appurtenant to the Restricted Stock, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Award Agreement.

           Certificates representing Restricted Stock together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to Cinergy of all or any portion of the Restricted Stock evidenced by the certificate in the event it is forfeited, shall be deposited by the Participant with Cinergy. Upon the termination of an applicable Restriction Period, and subject to remittance of applicable withholding tax, a certificate or certificates evidencing ownership of the number of shares of Common Stock previously evidenced by the certificate representing Restricted Stock, free of restrictive legend (other than any relating to a right of first refusal of Cinergy or required by any applicable securities laws), shall be issued to the Participant, his or her beneficiary(ies), or legal representatives, promptly after the expiration of the Restriction Period.

      10.3 RIGHTS WITH RESPECT TO SHARES DURING RESTRICTION PERIOD.

           Subject to the terms and conditions of the Award Agreement, the Participant, as the owner of the Common Stock issued as Restricted Stock, shall have all rights of a shareholder including, but not limited to, voting rights, the right to receive cash or stock dividends on the shares, and the right to participate in any capital adjustment of Cinergy. However, the Committee, in its discretion, may determine to require that any dividends on Restricted Stock that is subject to an Award be accumulated during the Restriction Period and may also subject the payment of dividends to restrictions that may, but need not be, the same as the restrictions applicable to the Restricted Stock. Any dividend distributions with respect to shares of Restricted Stock other than in the form of cash shall be held by Cinergy, and shall be subject to the same restrictions as the shares with respect to which the distributions were made. Any grant or sale may require that any or all cash dividends or other distributions paid on the shares of Restricted Stock during the Restriction Period shall be automatically sequestered and may be reinvested on an immediate or deferred basis in additional shares of Common Stock, which may be subject to the same restrictions as the Committee may determine.

                                   ARTICLE 11
                   PERFORMANCE SHARES AND PERFORMANCE AWARDS

      11.1 TERMS AND CONDITIONS.

           The Committee may make Awards of Performance Shares and Performance Awards. The terms and conditions of any Performance Share Award or Performance Award shall be set forth in the applicable Award Agreement. Each Award Agreement shall specify the number or amount of Performance Shares or Performance Awards subject to the Award, the Performance Period(s), which may be subject to earlier termination in the event of a Change in Control of Cinergy as described in
Section 21.11 (Change in Control) or other similar transaction or event, and the Performance Measures applicable to the Award.

      11.2 PAYMENT.

           Following the end of a Performance Period applicable to a granted Award, the Committee shall determine and certify the extent (if any) to which Performance Measures established for the Award were attained and, accordingly, the number, if any, of shares of Common Stock or the amount of cash that shall then become payable to the holder of the Award. If the Performance Shares or Performance Awards are to be paid to the Participant in the form of shares of Restricted Stock, the recipient must execute an Award Agreement regarding the Restricted Stock as a condition of the issuance of such shares in his or her name.

                                   ARTICLE 12
                                   CASH AWARDS

           The Committee may, at any time and in its discretion, grant to any Optionee who is granted an NSO the right to receive, at the times and in the amounts as determined by the Committee in its discretion, a cash amount ("Cash Award") that is intended to reimburse the Optionee for all or a portion of the federal, state, and local income taxes imposed upon the Optionee as a consequence of the exercise of an NSO and the receipt of such a cash payment.

                                   ARTICLE 13
                              DIVIDEND EQUIVALENTS

           The Committee may make Awards of Dividend Equivalents. The terms and conditions of any Dividend Equivalent Award shall be set forth in the applicable Award Agreement. The Award Agreement shall set forth the number of shares of Common Stock to which the Award relates and the circumstances (including any applicable Performance Measures) under which, and the number, if any, of, shares of Common Stock or the amount of cash that shall then become payable to the holder of the Award. The Committee shall in its discretion determine the timing of payment of the Award.

                                   ARTICLE 14
                            OTHER STOCK-BASED AWARDS

           The Committee may make Other Stock-Based Awards. The terms and conditions of any Other Stock-Based Award shall be set forth in the applicable Award Agreement or otherwise by the Committee. The circumstances (including any applicable Performance Measures) under which, and the number, if any, of, shares of Common Stock or the amount of cash that shall then become payable to the holder of the Award shall be set forth in the applicable Award Agreement or otherwise. The Committee shall in its discretion determine the timing of payment of the Award.

                                   ARTICLE 15
                     REPLACEMENT AND EXTENSION OF THE TERMS
                          OF OPTIONS AND RELATED STOCK
                               APPRECIATION RIGHTS

           The Committee from time to time may permit an Optionee under the Plan or any other stock option plan previously or subsequently adopted by an Employer to surrender for cancellation any unexercised outstanding stock option and related SAR and receive from his or her Employer in exchange an Option for the number of shares of Common Stock as may be designated by the Committee. However, the Committee may not authorize an exchange if the stock options to be surrendered have an Option Price that is above the Fair Market Value of the Common Stock (as calculated as provided in Section 8.4 (Option Price)) on the date of the exchange, and the options to be granted in exchange therefor would have an Option Price that is less than that of the stock options to be surrendered. Optionees also may be granted related SARs or Cash Awards as provided in Articles 9 (Stock Appreciation Rights) and 12 (Cash Awards).

                                   ARTICLE 16
                           AMENDMENT, MODIFICATION AND
                             TERMINATION OF THE PLAN

           Cinergy, by resolution duly adopted by Cinergy's Board of Directors, shall have the right, authority and power to alter, amend, modify, suspend, revoke or terminate the Plan in whole or in part at any time, including the adoption of amendments deemed necessary or desirable to qualify the Awards under the laws of various states and under rules and regulations promulgated by the Securities and Exchange Commission with respect to officers and directors who are subject to the provisions of Section 16 of the 1934 Act, to comply with any applicable provisions of the Code, including Code Subsection 162(m) or to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award granted under the Plan, without the approval of Cinergy's shareholders. However, no action shall be taken without the approval of

Cinergy's shareholders that would cause the Plan to no longer comply with Rule 16b-3, or any other regulatory requirements, or Code Subsection 162(m), or to the extent such approval is required by other applicable law.

           No amendment or termination or modification of the Plan shall in any manner adversely affect any Award previously granted without the consent of the Participant, except that Cinergy's Board of Directors may amend or modify the Plan in a manner that does adversely affect Awards previously granted upon a finding by Cinergy's Board of Directors that the amendment or modification is in the best interest of holders of outstanding Awards affected by the amendment or modification.

                                   ARTICLE 17
                    EFFECT OF TERMINATION OF SERVICE OR DEATH

           In the event of termination of employment or service by reason of death, disability, normal retirement, early retirement with the consent of the Employer, termination of employment or service to enter military or other government or eleemosynary service or leave of absence approved by the Employer, or in the event of hardship or other special circumstances, of a Participant who holds an Option or Stock Appreciation Right that is not immediately and fully exercisable, any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Performance Shares or Performance Awards that had not been fully earned, any Common Shares that are subject to any transfer restriction pursuant to Article 10 (Restricted Stock), any Dividend Equivalent Award or Other Stock-Based Award that had not been fully earned or which is subject to any transfer restrictions, the Committee may take any action that it deems to be equitable under the circumstances or in the best interests of Cinergy or any other Employer, including without limitation waiving or modifying any limitation or requirement with respect to any Award under this Plan.

                                   ARTICLE 18
                                 TRANSFERABILITY

           Except with the prior approval of and upon conditions established by the Committee, no Option or other derivative security (as that term is defined in Rule 16b-3) granted pursuant to the Plan shall be transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of an Optionee, the Option and Stock Appreciation Rights shall be exercisable only by the Optionee personally or, in the event of the Participant's legal incapacity, by the Participant's guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and judicial supervision. The Committee, in its sole discretion, may provide for the transferability of particular Awards under the Plan so long as the provisions will not disqualify the exemption for other Awards under Rule 16b-3. Any grant made under the Plan may provide that all or any part of the shares of Common Stock that are to be issued or transferred by Cinergy upon the exercise of Options or Stock Appreciation Rights or in payment of Performance Shares on Performance Awards, Dividend Equivalents or Other Stock-Based Awards, or that are no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Article 10 (Restricted Stock), shall be subject to further restrictions upon transfer.

                                   ARTICLE 19
                              SHAREHOLDER APPROVAL

           The Plan shall be subject to approval by a majority vote of the votes cast at a duly held shareholders' meeting of Cinergy at which a quorum representing the majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

                                   ARTICLE 20
                            FUNDING POLICY AND METHOD

         The Plan shall be totally unfunded. No Participant shall have any interest in any fund or specific asset of an Employer by reason of the Plan.

                                   ARTICLE 21
                                  MISCELLANEOUS

      21.1 NO ENLARGEMENT OF EMPLOYEE BENEFITS.

           The Plan is strictly a voluntary undertaking on the part of the Employers and shall not be deemed to constitute a contract between an Employer and any Participant or to be consideration for, or inducement to, or a condition of, the employment or service of any Participant. Nothing contained in the Plan shall be deemed to give any Participant the right to be retained in the service of his or her Employer or to interfere with the right of his or her Employer to discharge any Participant at any time. No Participant shall have any right to benefits under the Plan except to the extent provided in this document. Any Award under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any qualified pension plan of an Employer, and shall not affect any benefits under any other benefit plan of any kind currently or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

      21.2 NOTICE OF ADDRESS.

           Each Award recipient must file with the Committee, in accordance with procedures established by the Committee, his or her post office address and each change of post office address. Any communication, statement or notice addressed to a person at his latest post office address as filed with the Committee will, upon deposit in the United States mail with postage prepaid, be binding upon that person for all purposes of the Plan.

      21.3 NO INDIVIDUAL LIABILITY.

           It is declared to be the express purpose and intention of the Plan that, except as otherwise required by law, no individual liability whatever shall attach to, or be incurred by, Cinergy, its shareholders, officers, employees, or members of Cinergy's Board of Directors, each other Employer's shareholders, officers, employees, or members of its board of directors, or any representatives appointed by the Committee, under or by reason of any of the Plan's terms or conditions. Each Award recipient shall be legally bound by the provisions of the Plan.

      21.4 GOVERNING LAWS.

           The Plan shall be construed and administered according to the laws of the State of Delaware (without giving effect to the conflict of law principles of that State) to the extent that those laws are not preempted by the laws of the United States of America.

      21.5 RISK OF PARTICIPATION.

           Nothing contained in the Plan shall be construed either as a guarantee by the Plan or Cinergy, its shareholders, officers, employees, or members of Cinergy's Board of Directors, each other Employer, its shareholders, officers, employees or members of its board of directors of the value of any assets of the Plan or as an agreement by the Plan or Cinergy, its shareholders, officers, employees or members of Cinergy's Board of Directors, each other Employer, its shareholders, officers, employees or members of its board of directors, to indemnify anyone for any losses, damages, costs and/or expenses resulting from participation in the Plan.

      21.6 HEADINGS.

           The headings of articles, sections, subsections, paragraphs or other parts of the Plan are for convenience of reference only and do not define, limit, construe or otherwise affect the contents thereof.

      21.7 EXPENSES.

           All expenses of administering the Plan shall be borne by the Employers.

      21.8 WITHHOLDING TAXES.

           Cinergy shall, to the extent required by applicable law, withhold or cause to be withheld, federal, state and/or local taxes in connection with the exercise, vesting or settlement of an Award. Unless otherwise provided in the applicable Award Agreement, each Participant may satisfy any tax withholding obligation by any of the following means, or by a combination of these means: (i) a cash payment, (ii) subject to Committee approval, by delivery to Cinergy of a number of shares of Common Stock having a Fair Market Value, as of the Tax Withholding Date (the date the withholding tax obligation first arises with respect to an Award), sufficient to satisfy the amount of the required withholding tax obligation arising from an exercise, vesting or settlement of an Award, (iii) subject to Committee approval, by authorizing Cinergy to withhold from the shares of Common Stock otherwise issuable to the Participant pursuant to the exercise or vesting of an Award, a number of shares having a Fair Market Value, as of the Tax Withholding Date, that will satisfy the amount of the required withholding tax obligation, or (iv) by a combination of such methods of payment. If the amount requested is not paid, an Employer may refuse to satisfy the Award.

      21.9 AWARD AGREEMENTS.

           After the Committee grants an Award to a Participant, it shall cause the Employer to enter into a written or electronic agreement or agreements with the Participant. Any certificates for Common Stock issued to Optionees may bear a legend evidencing any representations or restrictions.

     21.10 RIGHTS AS A SHAREHOLDER.

           Grant of any Option, SAR, Dividend Equivalent, Other Stock-Based Award or Performance Shares or Performance Award shall not confer upon the grantee any rights of a shareholder with respect to any shares subject to the Award. A recipient of an Award consisting of an Option, SAR, Dividend Equivalent, Other Stock-Based Award or Performance Shares or Performance Award or a transferee of any such Award shall have no right as a shareholder with respect to any Common Stock covered by an Option (or receivable upon the exercise of an Option), SAR, Dividend Equivalent Other Stock-Based Award or Performance Shares or

Performance Award, until the Participant or transferee shall have become the holder of record of the Common Stock. No adjustments shall be made for dividends in cash or other property or other distributions or rights in respect to Common Stock for which the record date is prior to the date on which the Participant or transferee shall have in fact become the holder of record of the shares of Common Stock acquired pursuant to the Option, SAR, Dividend Equivalent, Other Stock-Based Award or Performance Shares or Performance Award.

     21.11 CHANGE IN CONTROL.

           Notwithstanding anything in the Plan to the contrary, without Participant consent, in the event of a Change in Control of Cinergy, unless otherwise provided in the related Award Agreement: (i) each unexpired Option and Stock Appreciation Right shall become exercisable in full, (ii) all restrictions (other than restrictions imposed by law) and conditions of all Restricted Stock (other than Restricted Stock subject to Performance Measures), Dividend Equivalents and Other Stock-Based Awards then outstanding shall be deemed satisfied subject to any holding period limitations, (iii) all Performance Measures of all Performance Shares and Performance Awards, Restricted Stock, Dividend Equivalents and Other Stock-Based Awards shall be deemed fully satisfied at the maximum criteria levels, and (iv) all Performance Shares and Performance Awards shall be paid in full within thirty (30) days following the Change in Control.

           A "Change in Control" of Cinergy shall be deemed to have occurred if any of the following events occur:

           (1) Any Person is or becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of Cinergy (not including in the securities beneficially owned by such Person any securities acquired directly from Cinergy or its affiliates) representing more than twenty percent (20%) of the combined voting power of

                Cinergy's then outstanding securities, excluding any Person who becomes such a beneficial owner in connection with a transaction described in clause (i) of paragraph (2) below; or

           (2) There is consummated a merger or consolidation of Cinergy or any direct or indirect subsidiary of Cinergy with any other corporation, partnership or other entity, other than (i) a merger or consolidation that would result in the voting securities of Cinergy outstanding immediately prior to that merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least sixty percent (60%) of the combined voting power of the securities of Cinergy or the surviving entity or its parent outstanding immediately after the merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of Cinergy (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of Cinergy (not including in the securities beneficially owned by such a Person any securities acquired directly from Cinergy or its affiliates other than in connection with the acquisition by Cinergy or its affiliates of a business) representing twenty percent (20%) or more of the combined voting power of Cinergy's then outstanding securities; or

           (3) During any period of two (2) consecutive years, individuals who at the beginning of that period constitute Cinergy's Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Cinergy) whose appointment or election by Cinergy's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of that period or whose appointment, election, or nomination for election was previously so approved or recommended cease for any reason to constitute a majority of Cinergy's Board of Directors; or

           (4) The stockholders of Cinergy approve a plan of complete liquidation or dissolution of Cinergy or there is consummated a sale or disposition by Cinergy of all or substantially all of Cinergy's assets, other than a sale or disposition by Cinergy of all or substantially all of Cinergy's assets to an entity, at least sixty percent (60%) of the combined voting power of the voting securities of which are owned by stockholders of Cinergy in substantially the same proportions as their ownership of Cinergy immediately prior to the sale.

           For purposes of this Section, "Person" has the meaning set forth in paragraph 3(a)(9) of the 1934 Act, as modified and used in subsections 13(d) and 14(d) of the 1934 Act; however, a Person will not include the following: (1) Cinergy or any of its subsidiaries or affiliates; (2) a trustee or other fiduciary holding securities under an employee benefit plan of Cinergy or any of its subsidiaries or affiliates; (3) an underwriter temporarily holding securities pursuant to an offering of those securities; or (4) a corporation owned, directly or indirectly, by the stockholders of Cinergy in substantially the same proportions as their ownership of stock of Cinergy.

           Notwithstanding the provisions of Article 16 (Amendment, Modification and Termination of the Plan), the foregoing provisions of this Section may not be amended by an amendment to the Plan effected within three years following a Change in Control.

                                   ARTICLE 22
                           CONTINUANCE BY A SUCCESSOR

           In the event that Cinergy or any other Employer shall be reorganized by way of merger, consolidation, transfer of assets or otherwise, so that a corporation, partnership or person other than an Employer shall succeed to all or substantially all of that Employer's business, the successor may be substituted for the Employer under the Plan by adopting the Plan.

           IN WITNESS WHEREOF, Cinergy Corp. has caused this Plan document to be executed and approved by its duly authorized officers, effective as of January 25, 2002.

                               CINERGY CORP.


                               By:
                                  ----------------------------------------------
                                James E. Rogers
                                Chairman, President and Chief Executive Officer

                               Dated:
                                     -------------------------------------------

Approved:

By:
   ---------------------------------

Dated:
      ------------------------------